UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 1, 2012

Main Street Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2012, Main Street Capital Corporation (“Main Street”) entered into that certain Fifth Amendment to Amended and Restated Credit Agreement and First Amendment to Each of the Security Agreement and the Pledge Agreement (the “Amendment”) among Main Street, as borrower, Main Street Capital Partners, LLC and Main Street Equity Interests, Inc., as guarantors, Branch Banking and Trust Company (“BB&T”), Regions Bank, Frost Bank, Capital One, N.A., Texas Capital Bank, Cadence Bank, N.A., Amegy Bank N.A., Royal Bank of Canada and Raymond James Bank, N.A., collectively as lenders, and BB&T as administrative agent to, among other things, extend the final maturity of the existing $287.5 million credit facility (the “Credit Facility”) to five years, through September 2017, with the Credit Facility fully revolving for the first three years of its five-year term.  In addition, Main Street continues to maintain two, one-year extension options under the amended Credit Facility which could extend both the revolving period and the final maturity of the Credit Facility for up to two additional years.  The amended Credit Facility also contains an upsized accordion feature that allows for an increase in total commitments under the facility up to $400 million of total commitments from new and existing lenders on the same terms and conditions as the existing commitments.

BB&T and the other lenders under the Credit Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Credit Agreement as amended by the Amendment and related documents.

Item 8.01                                             Other Events.

On November 2, 2012, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

10.1                                        Fifth Amendment to Amended and Restated Credit Agreement and First Amendment to Each of the Security Agreement and the Pledge Agreement dated November 1, 2012

99.1                                        Press release dated November 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: November 2, 2012	By:	/s/ Dwayne L. Hyzak
		Name:	Dwayne L. Hyzak
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement and First Amendment to Each of the Security Agreement and the Pledge Agreement dated November 1, 2012

99.1	Press release dated November 2, 2012